                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 1999-A

                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

                          Statement of Compliance with
                      Specifically Identified Requirements

                                December 31, 2003

                 (With Independent Accountants' Report Thereon)

[KPMG LOGO]

             KPMG LLP
             Suite 2600
             One Cleveland Center
             1375 E. Ninth Street
             Cleveland, OH 44114-1796

                         INDEPENDENT ACCOUNTANTS' REPORT

JPMorgan Chase Bank
as Eligible Lender Trustee

We have examined Pennsylvania Higher Education Assistance Agency's (Servicer) assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02,
and 5.03 of the Sale and Servicing Agreement dated January 1, 1999, about the Servicer's compliance with the servicing of the KeyCorp Student Loan Trust 1999-A student loans as of December 31, 2003, and for the year then ended, as indicated in the accompanying Statement of Compliance with Specifically Identified Requirements. The Servicer is responsible for the Servicer's compliance with those requirements. Our responsibility is to express an opinion on the Servicer's assertions about compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer's compliance with specified requirements.

In our opinion, the Servicer's assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated January 1, 1999, included in the accompanying Statement of Compliance with Specifically Identified Requirements as of December 31, 2003, and for the year then ended, are fairly stated in all material respects.

This report is intended solely for the information and use of Pennsylvania Higher Education Assistance Agency (servicer), Key Bank USA, National Association (administrator), JPMorgan Chase Bank (formerly known as Bank One, National Association) (eligible lender trustee), and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (indenture trustee) and is not intended to be and should not be used by anyone other than these specified parties.

                                   [KPMG LLP LOGO]

February 27, 2004

KPMG LLP, a U.S. limited liability partnership, is a U.S.
member firm of KPMG International, a Swiss cooperative.

                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
        Statement of Compliance with Specifically Identified Requirements

Pennsylvania Higher Education Assistance Agency (PHEAA) has complied with the specifically identified servicing requirements for the KeyCorp Student Loan Trust 1999-A, with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08,
5.02, and 5.03 of the Sale and Servicing Agreement dated January 1, 1999 (the Agreement), relating to the student loans that are guaranteed as to payment of principal and interest by PHEAA or the American Student Assistance Corporation
(ASA) and are reinsured by the Department of Education (Financed Federal Loans), and student loans guaranteed as to payment of principal and interest by The Education Resources Institute, Inc. (TERI) and not reinsured by the Department of Education (Financed Private Loans).

I.       COMPLIANCE

         1.   FINANCED FEDERAL LOANS

              A. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 18, 1992 Federal Register, Part II, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Regulations.

                  We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2003 and for the year then ended, except as noted in the 'Noncompliance' section:

                  - 34 CFR 682.202, "Permissible Charges by Lenders to Borrowers"; all parts except for (a)(2), (b)(5), (c)-(e), and (g).

                  - 34 CFR 682.208, "Due Diligence in Servicing a Loan"; all parts except for (b)(l)(i)-(ii), (b)(l)(v), (b)(2), and
                      (c)-(f).

                  - 34 CFR 682.209, "Repayment of a Loan"; all parts except for (a)(2)(i), (a)(4), (b), (d), (f), (g), (i), and (j).

                  - 34 CFR 682.210, "Deferment"; all parts except for (a)(9) and (b)(6).

                  -   34 CFR 682.211, "Forbearances"; all parts except for
                      (a)(3) and (d).

                  - 34 CFR 682.213, "Prohibition Against the Use of the Rule of 78s."

                  - 34 CFR 682.300, "Payment of Interest Benefits on Stafford Loans."

                  - 34 CFR 682.301, "Eligibility of Borrowers for Interest Benefits on Stafford Loans"; all parts except for (a) and
                      (c).

                  - 34 CFR 682.302, "Payment of Special Allowance on FFEL Loans"; all parts except for (c)(2), (c)(3), (d), and (e).

                  - 34 CFR 682.304, "Methods for Computing Interest Benefit and Special Allowance"; all parts except for (a), (b), and
                      (d)(2).

                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
        Statement of Compliance with Specifically Identified Requirements

                  - 34 CFR 682.305, "Procedures for Payment of Interest Benefit and Special Allowance"; all parts except for
                      (a)(2)-(4), (b), and (c).

                  - 34 CFR 682.402, "Death, Disability and Bankruptcy Payments"; all parts except for (e), (g), and (i)-(k).

                  - 34 CFR 682.411, "Due Diligence by Lenders in the Collection of Guaranty Agency Loans"; all parts except for
                      (f), (i), (j),(m), and (n).

                  - 34 CFR 682.414, "Records, Reports, and Inspection Requirements for Guaranty Agency Programs"; all parts except for (a)(l), (a)(2), (a)(3), (b), and (c).

              B. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 1, 1995 Federal Register, Part III, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

                  We have complied with the following federal regulations for the Financed Federal Loans as of December 31,2003 and for the year then ended:

                  -   34 CFR 682.209, "Repayment of a Loan"; Part (b).

              C. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the October 29, 1999 Federal Register, Part V, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

                  We have complied with the following federal regulations for the Financed Federal Loans as of December 31,2003 and for the year then ended:

                  - 34 CFR 682.411, "Lender Due Diligence in Collecting Guaranty Agency Loans"; Part (f).

              D. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the July 27,2000 Federal Register, Part V, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

                  We have complied with the following federal regulations for the Financed Federal Loans as of December 31,2003 and for the year then ended:

                  - 34 CFR 682.411, "Lender Due Diligence in Collecting Guaranty Agency Loans"; Part (i).

                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
        Statement of Compliance with Specifically Identified Requirements

         2.   FINANCED PRIVATE LOANS

              A. Compliance with the aforementioned sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the Access Loan Programs Servicing Agreement between Pennsylvania Higher Education Assistance Agency and Society National Bank dated March 23, 1995.

                  We have complied with the following sections of the Agreement relating to the Financed Private Loans as of December 31, 2003 and for the year then ended, except as noted in the 'Noncompliance' section:

                  I.  "Account Servicing, Document Storage"

                  II. "Delinquency Servicing"

                  IV. "Deferment and Forbearance Processing"

                  VI. "Filing Claims"

              B. Compliance with the aforementioned sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the 2000 Servicing Guidelines for TERI, effective December 1,2000.

                  We have complied with the revised delinquency servicing requirements for TERI guaranteed Financed Private Loans as of December 31, 2003 and for the year then ended.

II.      NONCOMPLIANCE

         1.   FINANCED FEDERAL LOANS

              KPMG noted noncompliance as of December 31, 2003 as noted below:

              "Section 682.302 Payment of Special Allowance on FFEL Loans" which states "The Secretary pays a special allowance to a lender on an eligible FFEL loan. The special allowance is a percentage of the average unpaid principal balance of a loan, including capitalized interest," computed in accordance with the aforementioned paragraph.

              The interest rate on certain Spousal Consolidation Loans (SPCNSL) was incorrectly stated at 7.000% beginning in 1999. The correct interest rate should have been 8.000%, 9.000%, or 10.000%. Pennsylvania Higher Education Assistance Agency estimates the issue impacted a total dollar amount of $3,067.21 for this Trust in over billed special allowance. This includes all quarters impacted from 1999 to the first quarter of 2001. It is noted, there was no dollar impact beginning the second quarter of 2001 through the current quarter.

              PHEAA'S RESPONSE

              A corrected action was implemented immediately and will be reflected in the March 2004 quarter. A clean-up effort is in progress to adjust the impacted accounts.

                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
        Statement of Compliance with Specifically Identified Requirements

         2.   FINANCED PRIVATE LOANS

              During procedures performed for the year ended December 31, 2002, and as reported in the February 28, 2003 report, the following noncompliance was noted which relates to the year ended December 31, 2003 and therefore, is repeated in this report:

                    I. "Account Servicing, Document Storage" which states "Without limiting the generality of the foregoing or of any other provision set forth in the Agreement and notwithstanding any other provision to the contrary set forth herein, the Subservicer shall manage, service, administer and make collections with respect to the Financed Student Loans (other than collection of any Interest Subsidy Payments and Special Allowance Payments, which the Eligible Lender Trustee will perform on behalf of the Trust) in accordance with, and otherwise comply with, all applicable Federal and State laws, including all applicable standards, guidelines and requirements of the Higher Education Act (in the case of any Financed Federal Loans) and any Guarantee Agreement (in the case of all the Financed Student Loans)"

                    The interest rate on Residency Access Loan (REL) loans was incorrectly stated at 4.607% for the period of January 1, 2003 through February 21, 2003. The correct interest rate should have been 3.957%.

              PHEAA'S RESPONSE

              A corrective action was implemented immediately to require enhanced quality assurance by the Graduate Services staff. The compensating control now requires a primary and secondary review and sign off by the originating department.

              In addition, an inquiry identified REL loans that contained this error and all impacted accounts were corrected as of February 21, 2003 by updating the Interest Rate Loan Program Definition Table. Verification of the change was provided to KPMG for report purposes. The inquiry identified all REL loans with outstanding balances that were in repayment, which resulted in 2.86% of the Trust being impacted by this error prior to correction.

                                        4